UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2008
Date of Report (Date of earliest event reported)

SILICA RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52169	71-0990401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 Hamilton Street, Suite 306 Vancouver, British Columbia, Canada	V6B 2S2
(Address of principal executive offices)	(Zip Code)

(604) 646-1563
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement

On January 31, 2008, Silica Resources Corporation (the "Company") entered into a Mineral Property Acquisition Agreement (the "Agreement"), with Major Ventures LLC, Elk Creek Corporation and Balbach Colorado Inc. (collectively, the "Vendors"). Such Agreement, which is dated for reference effective as of January 8, 2008, was fully executed by all of the parties thereto on January 31, 2008.

In accordance with the terms and conditions of the Agreement, the Vendors therein granted to the Company the sole and exclusive option (the "Option") Option to acquire a 100% undivided legal, beneficial and registerable interest in and to the following unencumbered mineral property interests (collectively, the "Property"):

(i)       the Elkhorn property located in Beaverhead County, Montana, and comprising approximately 1,777 acres;

(ii)      the Ramey Creek property located in Custer County, Idaho, and comprising approximately 393 acres; and

(iii)     the Roaring River property located in Elmore County, Idaho, and comprising approximately 2,707 acres;

In this regard, and in order to keep the right and Option granted to the Company in good standing and in force and effect until the closing (the "Closing", which shall occur within 90 of the effective date of the Agreement unless otherwise agreed to in writing by the parties to the Agreement, such period, the "Option Period"), the Company is be obligated to provide the following consideration to the Vendors in the following manner prior to Closing:

(i)        Affiliate Share Transfer: in contemplation of each of the Vendor's various and potential continuing roles within the Company upon the exercise of the Option and the proposed Closing of the Agreement, the Company will be required to cause a certain existing founding shareholder of the Company to sell an aggregate of 2,000,000 restricted and control and issued and outstanding common shares from the holdings of such shareholder in and to the Company (each an "Affiliate Share") to the order and direction of the Vendors at a purchase price of U.S. $0.0001 per Affiliate Share, as set forth in the Agreement;

(ii)       Consulting Arrangements: in contemplation of certain agents to the Vendors having and continuing to have certain roles within the Company upon the exercise of the Option and the proposed Closing of the Agreement (and to be effective only upon the Closing), the Company will use its reasonably commercial efforts to enter into industry standard forms of proposed consulting arrangements (collectively, the "Consulting Arrangements") with certain of the finally determined Vendors or agents to the Vendors (collectively, the "Consultants") therein providing for, without limitation, the provision of certain consulting services to be provided by the Consultants to the Company in connection with the exploration, development and expansion of the Property in consideration of, among other matters, the provision of the monthly payments by the Company to each of the Consultants together with entitlement for the Consultants to participate in the Company's then incentive stock option plan subject, at all times, to the final determination of the Board of Directors of the Company in each such instance; and

(iii)      Maintenance payments: pay, or cause to be paid, to or on the Vendors' behalf as the Company may determine, in the Company's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Property and any underlying option agreements respecting any of the mineral property interests comprising the Property in good standing prior to the Closing of the Agreement.

At such time as the Company has caused the completion of the Affiliate Share Transfer, entered into each of the Consulting Arrangements and made each of the required maintenance payments within the Option Period, then the Option shall be deemed to have been exercised by the Company, and the Company shall have thereby, in accordance with the terms and conditions of the Agreement and without any further act required on its behalf, acquired an undivided 100% legal, beneficial and registerable interest in and to the mineral property interests comprising the Property.

In addition, and prior to the exercise of the Option, the Company may terminate the Option by providing a notice of termination to the Vendors in writing of its desire to do so at least 30 calendar days prior to its decision to do so. After such 30-calendar days' period the Company shall have no further obligations, financial or otherwise, under the Agreement, other than: (i) to leave in good standing for a period of at least 60 calendar days from the termination of the Option the mineral property interests comprising the Property that are in good standing on the date thereof; (ii) cause to be delivered to the Vendors any Property transfer documents in recordable form whereby the Company's entire right, title and interest in and to the mineral property interests comprising the Property has been transferred to the Vendors free and clear of all liens or charges arising from the Purchaser's activities on the interests comprising the Property to the date thereof; and (iii) deliver at no cost to the Vendors within 30 calendar days of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Company with respect to the mineral property interests comprising the Property;

SECTION 5     CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 31, 2008, the Board of Directors of the Company accepted the resignation of Jamie Oei as President, Chief Executive Officer and a director of the Company.

Also effective January 31, 2008, the Board of Directors of the Company accepted the consent of Gerry Jardine to act as President, Chief Executive Officer and a director of the Company. On the same date, the Board of Directors of the Company also accepted the consent of Richard Thomssen to act as Vice President of Exploration and a director of the Company.

Gerry Jardine. Mr. Jardine is a member of the Investor Relations team at Sweetwater Capital. Mr. Jardine was President/CEO and a director of New Pacific Ventures from 2001 to 2006. From 1999 to 2004, he was the Secretary/Treasurer and a director of Prefco Enterprises Inc., a public Canadian construction/development company. From 1989 to 2003, Mr. Jardine was President/CEO and a director of Truax Venture Corporation, a Canadian public exploration company. Additionally, from 1996 to 2003, Mr. Jardine was the President of Amcan Fiscal Consultants Inc., a private consulting company. From 1986 to 1997, Mr. Jardine was the President/CEO, and a director of PowerTech Industries Inc., a Canadian public company involved in the manufacture and sales of HVAC equipment. Over the past 23 years, Mr. Jardine has also served as a director to more than half a dozen other companies, mainly operating in resource industries.

Richard W. Thomssen. Mr. Thomssen has been a Geological and Mineralogical Consultant for over 50 years with projects including exploration, evaluation, feasibility and development studies and operations throughout the United States, Canada, Mexico, New Zealand, Australia and Brazil for a wide variety of corporate clients. The highlights of his career include the discovery for Cyprus Mines Corporation of the Cannivan molybdenum deposit in Montana and the Copperstone gold deposit in Arizona. He also made considerable contributions to the exploration and development of the Thompson Creek molybdenum deposit in Idaho. He graduated with honors from the University of California with a B.A. in Geology in 1955. He later attended The University of Arizona as a graduate student and was a Visiting Research Associate in Physical Sciences at the Smithsonian Institution. Mr. Thomssen has been honored by having a new mineral "dickthomssenite" named for his contributions and research in the field of mineralogy and geology.

As a result of the changes described above, the Company's current officers and directors are as follows:
Name	Position
Gerry Jardine	President, Chief Executive Officer and Director
Robert Skelly	Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director
Richard Thomssen	Vice President of Exploration and Director
Lee Borschowa	Director
Karl Gruber	Director
Paul D. Brock	Director

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a)        Financial statements of businesses acquired.

Not applicable.

(b)        Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits.
Exhibit No.	Exhibit Description
10.1	Mineral Property Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SILICA RESOURCES CORPORATION
DATE: February 1, 2008	By: "Paul D. Brock" _______________________________________ Name: Paul D. Brock Title: Director

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